Exhibit 99.1

Candie's Inc. Reports Third Quarter Net Income of $603,000
         Licensing income $2.7 million versus $1.8 in prior year quarter

NEW YORK--(BUSINESS WIRE)--Dec. 8, 2004--Candie's Inc. (NASDAQ: CAND - News; the "Company") today announced its results for the third quarter and nine months ended October 31, 2004 of its fiscal year ending January 31, 2005. The Company reported consolidated net income of $603,000 or $0.02 per diluted share for the quarter, as compared to a loss of $1.9 million or $0.07 loss per share for the prior year quarter. Licensing income for the quarter increased by 50.7% to $2.7 million from $1.8 million in the prior year quarter and operating expenses decreased by 31.2% from $7.0 million to $4.8 million.

The Company is completing the process of transforming from a footwear and jeanswear operating company to a multi-brand licensing and management business. The Company licensed its CANDIE'S(R) and BONGO(R) footwear operations in May 2004, and effective last August, it licensed BONGO jeanswear, which will begin generating licensing income as of the fourth quarter of this year and be fully transitioned by January 31, 2005. As previously announced in November 2004, the Company acquired the designer trademark BADGLEY MISCHKA(R), and as more recently announced, the Company has licensed CANDIE'S to Kohl's Department Stores, with plans to launch CANDIE'S as a lifestyle brand in Fall 2005, with exclusivity in all categories except optical by the end of 2006.

Chairman and CEO Neil Cole said "Our third quarter numbers begin to reflect the potential profitability of the licensing business under our new brand management model. We are very excited about the recently announced retail direct license with Kohl's for CANDIE'S, and have completed the transition of BONGO jeans wear to our new licensee. These two significant licenses, when added to the potential that we see for BADGLEY MISCHKA, provide a solid platform for sustained growth in the future."

For the nine months ended October 31, 2004, the Company reported consolidated net income of $1.2 million versus a loss of $4.9 million in the prior year period. Licensing income increased nearly 40% to $6.7 million from $4.8 million in the prior year and operating expenses decreased from $29.3 million to $13.7 million.

The Company also announced that beginning January 1, 2005, it will change its fiscal year to a calendar year beginning on January 1st and ending on December 31st. The change is designed to align the Company's financial reporting with that of its licensees. As a result, the current fiscal year will be reported as an eleven month period ending on December 31, 2004.

Shareholders are invited to listen to the conference call scheduled for today at 10:00 AM Eastern Daylight Time. The call will be web cast live via the Internet and can be accessed by logging on to www.candiesinc.com and clicking on the "Live Web cast" link on the "Investor's Overview" page. The call will be archived on the web and a replay can also be accessed via telephone by dialing
(888) 286-8010 and entering the passcode 48299476. The replay will be available through December 22, 2004.

About Candie's, Inc.

Candie's, Inc. is in the business of licensing the CANDIE'S, BONGO and BADGLEY MISCHKA trademarks on a variety of women's apparel, footwear and accessories. Through its wholly owned subsidiary Brightstar Footwear, Inc., the Company also arranges for the manufacture of footwear products for mass market and discount retailers under the private label brand of the retailer. For investor information please visit the corporate web site at http://www.candiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company's decision to license its footwear business, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company's dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company's SEC filings. The words "believe", "anticipate," "expect", "confident", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made.

Candie's, Inc. and Subsidiaries


Condensed Consolidated Statements of Operations
 (Unaudited)

                            Three Months Ended     Nine Months Ended
                               October 31,             October 31,
                        --------------------------------------------
                            2004        2003        2004        2003
                            (000's omitted, except per share data)

Net sales               $ 10,679    $ 25,305    $ 54,558    $106,382
Licensing income           2,725       1,808       6,745       4,827
                        --------    --------    --------    --------
Net revenues              13,404      27,113      61,303     111,209
Cost of goods sold         7,320      21,189      44,383      84,322
                        --------    --------    --------    --------
Gross profit               6,084       5,924      16,920      26,887

Operating expenses:
Selling, general and
 administrative expenses   4,824       6,251      13,574      25,668
Special charges                -         764          99       3,648
                        --------    --------    --------    --------
                           4,824       7,015      13,673      29,316
                        --------    --------    --------    --------

Operating income (loss)    1,260      (1,091)      3,247      (2,429)

Interest expense             657         746       2,093       2,462
                        --------    --------    --------    --------
Income (loss) before
 income taxes                603      (1,837)      1,154      (4,891)

Income tax expense             -          47           -          47
                        --------    --------    --------    --------
Net income (loss)       $    603    $ (1,884)   $  1,154    $ (4,938)
                        ========    ========    ========    ========

Earnings (loss) per common share:
         Basic          $   0.02    $  (0.07)   $   0.04    $  (0.20)
                        ========    ========    ========    ========
         Diluted        $   0.02    $  (0.07)   $   0.04    $  (0.20)
                        ========    ========    ========    ========
Weighted average number of common shares outstanding:
         Basic            27,264      25,372      26,633      25,153
                        ========    ========    ========    ========
         Diluted          29,462      25,372      28,037      25,153
                        ========    ========    ========    ========

Selected Balance Sheet Data:

                              10/31/2004 01/31/2004
Current Assets            10,675      25,655
Total Assets              60,689      74,845
Current Liabilities       14,673      29,905
Shareholders' Equity      24,016      18,868

--------------------------------------------------------------------------------

Contact:
     Candie's, Inc.
     Richard Danderline, 212-819-2069
     rdanderline@candiesinc.com